Exhibit 21.01

DOMESTIC SUBSIDIARIES

IDT America, Corp. (NJ)	IDT Payment Services, Inc. (DE)
IDT Domestic Telecom, Inc. (DE)	IDT Telecom, Inc. (DE)
IDT Domestic-Union, LLC (DE)	Net2Phone, Inc. (DE)
IDT Financial Services, LLC (DE)	Net2Phone Global Services, LLC (DE)
IDT Payment Services of New York, LLC (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
IDT Corporation de Argentina S.A.	Argentina
IDT Telecom Asia Pacific (Australia) PTY. LTD.	Australia
Expercom S.A.	Belgium
IDT Europe B.V.B.A.	Belgium
IDT Brasil Telecomunicações Ltda	Brazil
IDT Brazil Limitada	Brazil
IDT Telecom Canada Corp.	Canada
IDT Germany GmbH	Germany
IDT Financial Services Limited	Gibraltar
IDT Telecom Asia Pacific Limited	Hong Kong
IDT Italia S.R.L.	Italy
DirectTel Dutch Holdings B.V.	Netherlands
DYP C.V.	Netherlands
IDT Dutch Holdings B.V.	Netherlands
IDT Netherlands B.V.	Netherlands
MJP C.V.	Netherlands
Pryd Dutch Holdings B.V.	Netherlands
STA Dutch Holdings B.V.	Netherlands
Strategic Dutch Holdings B.V.	Netherlands
Zedge Europe AS	Norway
IDT Spain S.L.	Spain
IDT Global Limited	United Kingdom
IDT Retail Europe Limited	United Kingdom